Exhibit 10.16
FIRST AMENDMENT TO THE
SCI 401(K) RETIREMENT SAVINGS PLAN

WHEREAS, Service Corporation International (the “Employer”) adopted a restatement of the SCI 401(k) Retirement Savings Plan (the “Plan”), effective as of January 1, 2016; and

WHEREAS, the Employer has the ability to amend the Plan pursuant to Article 11.1; and

WHEREAS, the Employer now desires to amend the Plan to increase the Default Percentage from 3% to 4%;

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2017:

1.	Section 3.2(e)(2) of the Plan is amended to read as follows:

(2)	Default Elective Deferral. The Default Percentage applied to a Covered Employee’s Compensation for each pay period will be equal to 4%.

2.	In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, as of the date indicated below.

SERVICE CORPORATION INTERNATIONAL

/s/ Susan L. Garrett            By: /s/ Gregory T. Sangalis
Witness                    Gregory T. Sangalis
Title: Senior Vice President General Counsel and Secretary

Date: October 31, 2016